Exhibit 10.6

THIS AGREEMENT is made this 26th day of January 2023

BETWEEN:

(1)	CUPRINA PTE LTD (Company Registration No. UEN: 201928315N), a company incorporated in Singapore and having its registered office at [Blk 1090 Lower Delta Road, #06-08 Singapore 169201] (hereinafter referred to as “CUPRINA”).

(2)	FULL CRIMP MILK LLP (Company Registration No. UEN: T20LL1220G), a company incorporated in Singapore and having its registered office at [225 Simei Street 4, #02-62, Singapore 520225] (hereinafter referred to as “FCM”).

RECITALS:

(A)	The Parties intend to form a partnership for the development and sales of the product hereby named as “Mend Skin Restoration Balm” or referred to as “MEND”.

(B)	The partnership shall commence on the date of this agreement and shall terminate at a mutually agreed upon date.

(C)	Each party shall receive 50% of all revenues due to the sales of MEND, and each contribute 50% of capital required for the development and manufacturing costs.

RESPONSIBILITIES OF EACH PARTY

Note: The list of responsibilities is not exhaustive and may adapt due to the nature of the business.

CUPRINA RESPONSIBILITIES

(A)	Formulation of MEND ingredients, including sourcing for formulators that adhere to GMP (Good Manufacturing Practices) standards to ensure quality and consistency in the product
(B)	Production of printed cosmetics tubes to contain the MEND product
(C)	Coordinating logistics of raw materials
(D)	Filling and sealing of MEND cream into the printed tubes into finished product
(E)	Delivering the finished product to FCM for sales
(F)	Ensuring products are finished in time, subject to reasonable delays beyond control
(G)	Provide support to FCM when necessary, for example, manpower support during large-scale marketing campaigns or events

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FCM RESPONSIBILITIES

(A)	Design of printed tubes
(B)	Preparation for product launch, for example, through preparing the FCM website
(C)	Sales of MEND product, including (1) direct sales (for example, through the FCM Shopee store), and/or through distribution via bouldering gyms (for example, Boruda Climbing gym), and (2) determining the appropriate retail price of the finished product that is compatible with customers’ willingness to pay and cost of the product
(D)	Marketing of MEND product, for example, through the FCM Instagram page
(E)	Distribution of finished products to customers
(F)	Regularly communication with Cuprina on customer demand and as necessary, projections so that Cuprina has adequate lead time to prepare the finished product
(G)	As necessary, collecting customer feedback and relaying comments to the Partnership, in order to improve the product through iterative processes

KEY FINANCIAL FIGURES

Table 1: Capital requirement for first batch of ~5,050* tubes (estimated numbers)

Notes: Each party is responsible for 50% of the cost.

Items	Cost (SGD)	Comments

MEND cream raw materials, 250 kg	$	$ /kg with 250 kg MOQ. This is enough to fill estimated 5,050 tubes (*assuming tubes are filled with 45 g of product, with 10% wastage)

Printed tubes, 5,000	$	$ per tube with 10,000 MOQ. The Partnership will purchase the MOQ and use the 5,000 extra tubes for future batches

Filling and sealing machine, one-time cost	$	Machine and parts: $ Remittance charges: $

Total		$-

Costs and sales invoices will be shared with Partners to ensure full financial transparency.

Items	Responsibilities

Cost	Upfront costs will be paid by Cuprina. 50% of the costs (FCM’s share of costs) will be collected from FCM via revenues (see below row)

Revenues	Revenues from sales of goods will be collected first by FCM. From the collection from the sale of goods, FCM will pay Cuprina 100% of revenues monthly until 50% of total cost is collected. Thereafter, 50% of revenues will be paid from FCM to Cuprina on a monthly basis.

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GOOD FAITH

Each of the Parties undertakes with the other party to do all things reasonably within its power which are necessary or desirable to give effect to the intent and spirit of this Agreement.

MEDIATION & DISPUTE RESOLUTION

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall initially be referred to mediation at the Singapore Mediation Centre.

DIVIDEND POLICY

Costs and sales of goods will be tabulated at the end of every month, and necessary payments will be made within the first week of the subsequent month.

ACKNOWLEDGED AND SIGNED BY

/s/ Bryan Pillai	/s/ David Quek
Name: Bryan Pillai	Name: David Quek
Designation: Co-founder, Full Crimp Milk LLP	Designation: CEO, Cuprina Pte. Ltd.
Date: 1 February, 2023	Date: 26 January, 2023

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